Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

As of December 31, 2010 and

For the Year Ended December 31, 2010

The “Bank” as noted herein refers to Wells Fargo Bank, National Association.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON

SUPPLEMENTARY CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wells Fargo & Company

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2010, and the related consolidated statement of income, change in equity and comprehensive income and cash flows for the year ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010, and have issued our unqualified reports dated February 25, 2011.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wells Fargo & Company and Subsidiaries taken as a whole. The accompanying supplementary consolidating balance sheet information as of December 31, 2010, and related supplementary consolidating statement of income and change in stockholders’ equity for the year ended December 31, 2010, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as whole.

As discussed in Note 1 to the consolidated financial statements, Wells Fargo & Company adopted a new accounting standard related to its involvement with variable interest entities effective January 1, 2010.

/s/    KPMG LLP

San Francisco, CA

February 25, 2011

Wells Fargo & Company

Supplementary Consolidating Income Statement Information

	Year ended December 31, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$268	830	1,098
Securities available for sale	8,639	1,027	9,666
Mortgages held for sale	1,013	723	1,736
Loans held for sale	100	1	101
Loans	33,813	5,947	39,760
Other interest income	1,504	(1,069)	435
Total interest income	45,337	7,459	52,796
Interest expense
Deposits	2,871	(39)	2,832
Short-term borrowings	84	8	92
Long-term debt	1,741	3,147	4,888
Other interest expense	34	193	227
Total interest expense	4,730	3,309	8,039
Net interest income	40,607	4,150	44,757
Provision for credit losses	13,766	1,987	15,753
Net interest income after provision for credit losses	26,841	2,163	29,004
Noninterest income
Service charges on deposit accounts	4,924	(8)	4,916
Trust and investment fees	2,138	8,796	10,934
Card fees	3,541	111	3,652
Other fees	3,470	520	3,990
Mortgage banking	9,658	79	9,737
Insurance	97	2,029	2,126
Net gains from trading activities	173	1,475	1,648
Net gains (losses) on debt securities available for sale	(346)	22	(324)
Net gains from equity investments	7	772	779
Operating leases	811	4	815
Other	3,924	(1,744)	2,180
Total noninterest income	28,397	12,056	40,453
Noninterest expense
Salaries	12,155	1,714	13,869
Commission and incentive compensation	3,888	4,804	8,692
Employee benefits	3,580	1,071	4,651
Equipment	2,483	153	2,636
Net occupancy	2,551	479	3,030
Core deposit and other intangibles	2,094	105	2,199
FDIC and other deposit assessments	1,130	67	1,197
Other	10,828	3,354	14,182
Total noninterest expense	38,709	11,747	50,456
Income before income tax expense	16,529	2,472	19,001
Income tax expense	5,544	794	6,338
Net income before noncontrolling interests	10,985	1,678	12,663
Less: Net income from noncontrolling interests	273	28	301
Net income	$10,712	1,650	12,362
Net income applicable to common stock	$10,712	920	11,632

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information

	December 31, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Assets
Cash and due from banks	$17,518	(1,474)	16,044
Federal funds sold, securities purchased under resale agreements and other short-term investments	76,699	3,938	80,637
Trading assets	30,824	20,590	51,414
Securities available for sale	150,439	22,215	172,654
Mortgages held for sale	36,843	14,920	51,763
Loans held for sale	1,252	38	1,290

Loans	691,483	65,784	757,267
Allowance for loan losses	(19,637)	(3,385)	(23,022)
Net loans	671,846	62,399	734,245
Mortgage servicing rights:
Measured at fair value	14,748	(281)	14,467
Amortized	1,420	(1)	1,419
Premises and equipment, net	8,129	1,515	9,644
Goodwill	20,931	3,839	24,770
Other assets	71,629	28,152	99,781
Total assets	$1,102,278	155,850	1,258,128
Liabilities
Noninterest-bearing deposits	$167,588	23,668	191,256
Interest-bearing deposits	679,389	(22,703)	656,686
Total deposits	846,977	965	847,942
Short-term borrowings	30,206	25,195	55,401
Accrued expenses and other liabilities	55,421	14,492	69,913
Long-term debt	46,112	110,871	156,983
Total liabilities	978,716	151,523	1,130,239
Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	8,689	8,689
Common stock	519	8,268	8,787
Additional paid-in capital	98,971	(45,545)	53,426
Retained earnings	17,489	34,429	51,918
Cumulative other comprehensive income (loss)	5,280	(542)	4,738
Treasury stock	-	(487)	(487)
Unearned ESOP shares	-	(663)	(663)
Total stockholders’ equity	122,259	4,149	126,408
Noncontrolling interests	1,303	178	1,481
Total equity	123,562	4,327	127,889
Total liabilities and equity	$1,102,278	155,850	1,258,128

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year ended December 31, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Preferred stock
Balance, December 31, 2009	$-	8,485	8,485
Preferred stock issued to ESOP	-	1,000	1,000
Preferred stock converted to common shares	-	(796)	(796)
Balance, December 31, 2010	-	8,689	8,689
Common stock
Balance, December 31, 2009	520	8,223	8,743
Issued/converted	(1)	45	44
Balance, December 31, 2010	519	8,268	8,787
Additional paid-in capital
Balance, December 31, 2009	38,209	14,669	52,878
Business combinations	60,797	(60,797)	-
Capital infusion	262	(262)	-
Capital stock	(287)	287	-
Common stock issued	-	375	375
Preferred stock issued to ESOP	-	80	80
Preferred stock released by ESOP	-	(63)	(63)
Preferred stock converted to common shares	-	212	212
Common stock warrants repurchased	-	(545)	(545)
Common stock dividends	-	4	4
Tax benefit upon exercise of stock options	-	97	97
Stock option compensation expense	-	436	436
Purchase accounting adjustment	(10)	10	-
Net change in deferred compensation and related plans	-	(48)	(48)
Balance, December 31, 2010	98,971	(45,545)	53,426
Retained earnings
Balance, December 31, 2009	17,234	24,329	41,563
Cumulative effect from changes in accounting	168	(13)	155
Net income	10,712	1,650	12,362
Business combinations	1,925	(1,925)	-
Common stock issued	-	(376)	(376)
Common stock dividends	(12,550)	11,501	(1,049)
Preferred stock dividends	-	(737)	(737)
Balance, December 31, 2010	17,489	34,429	51,918
Cumulative other comprehensive income
Balance, December 31, 2009	452	2,557	3,009
Other comprehensive income	4,828	(4,828)	-
Unrealized losses related to factors other than credit	-	45	45
Net unrealized gains on securities available for sale	-	1,525	1,525
Net unrealized gains on derivatives and hedging activities	-	89	89
Unamortized gains under defined benefit plans, net of amortization	-	70	70
Balance, December 31, 2010	5,280	(542)	4,738
Treasury stock
Balance, December 31, 2009	-	(2,450)	(2,450)
Common stock issued	-	1,349	1,349
Common stock repurchased	-	(91)	(91)
Preferred stock converted to common shares	-	567	567
Net change in deferred compensation and related plans	-	138	138
Balance, December 31, 2010	-	(487)	(487)
Unearned ESOP shares
Balance, December 31, 2009	-	(442)	(442)
Preferred stock issued to ESOP	-	(1,080)	(1,080)
Preferred stock released by ESOP	-	859	859
Balance, December 31, 2010	-	(663)	(663)
Total Wells Fargo stockholders’ equity
Balance, December 31, 2009	56,415	55,371	111,786
Balance, December 31, 2010	122,259	4,149	126,408
Noncontrolling interests
Balance, December 31, 2009	178	2,395	2,573
Business combinations	1,425	(1,425)	-
Net income	273	28	301
Translation adjustments	-	12	12
All other net unrealized gains, net of reclassification of net gains included in net income	-	13	13
Noncontrolling interests	(573)	(845)	(1,418)
Balance, December 31, 2010	1,303	178	1,481
Total stockholders’ equity, December 31, 2010	$123,562	4,327	127,889